Exhibit 99.7

Question and Answer Memorandum dated January 15, 2007

Potential Questions on JMM & PW Eagle

**General note: “As you know, the merger is not complete, and we still need to go through the regulatory review process. Until then, the two companies will continue to operate separately. We will keep you posted.”

General Issues

1.	Why is PW Eagle being sold to JMM? What problem are you trying to solve?

The Board of Directors of PW Eagle established a Strategic Committee to conduct a review of strategic alternatives and decided that selling the company is the best way to maximize value for the shareholders, and provide a growth opportunity for the business.

As a part of this exploration process, the strategic committee conducted an auction which generated interest from numerous parties. JMM submitted the winning bid, and the Strategic Committee and the Board recommend that shareholders vote in favor of the merger.

2.	How will this merger benefit JMM and PW Eagle customers?

By joining JMM and PW Eagle, we have a simple goal: to continue to be the most effective and efficient partner for our customers. Our objective is to help build their business by delivering the quality products they need, when and where they need them, at competitive prices.

3.	Do you expect to change your mix of customers and suppliers? Will you alter your pricing or business terms?

JMM and PW Eagle share some of the same customers and suppliers, and there are no plans to change those relationships.

4.	Does JMM plan to fold PW Eagle entirely into its existing structure?

JMM and PW Eagle have complementary product lines, in addition to the specialty pipe and product innovations, that are unique to each company. By combining the two companies, we will offer the most comprehensive and innovative product line in the market.

5.	What is the combined company going to be named?

That will be determined at a later time.

6.	How much did JMM pay for the business?

JMM submitted the most attractive proposal with the greatest value to PW Eagle shareholders.

7.	Why is this an attractive acquisition for JMM?

JMM recognized that PW Eagle is a successful and profitable company that enjoys a strong position in the marketplace and long-term relationships with its customer base.

8.	Will there be plant consolidation – for either JMM or PW Eagle facilities?

As you know, the merger is not complete, and we still need to go through the regulatory review process. Until then no changes will be made. Historically, JMM has had a tradition of building and growing business for the benefit of customers, employees and suppliers.

9.	When will the sale process be complete? What happens next?

The merger is expected to be completed during the second quarter of 2007. In the meantime, we will stay focused on serving our customers.

10.	Do you expect difficulties with the required regulatory approvals? Do you expect to have to sell off any plants or product lines? How long do you expect the process to take?

The merger will go through the regulatory review process and is expected to close during the second quarter of 2007. We are not in a position at this time to comment on the regulatory review process.

11.	Does this deal indicate that you are planning to seek an IPO for the combined company, or are you posturing it for sale to a larger company?

We are only planning to make this business combination a success that adds value to our customers.

12.	How many JMM and/or PW Eagle employees will be let go as a result of this deal?

Employees are the most important part of what creates the value in both of our businesses, and vital to our growth and success. With that said, the merger is not complete, and we still need to go through the regulatory review process. Until then no changes will be made. We will keep you posted.

13.	What will the senior management structure of the combined company look like? Will Walter Wang continue to be the President and CEO? Who will head sales? Who will be CFO?

As you know, the merger is not complete, and we still need to go through the regulatory review process. Until then it will be business as usual as we focus on providing superior service to our customers. Upon completion of the merger, Walter Wang will be CEO of the combined company.

14.	Will the current PW Eagle senior executives remain in their roles?

As you know, the merger is not complete, and we still need to go through the regulatory review process. Until then it will be business as usual as we focus on providing superior service to our customers.

15.	What stake will management have in the combined company?

The ownership structure of JMM will not change as a result of this transaction.

16.	What will be the headquarters of the combined company? Will PW Eagle continue to operate from Eugene, OR?

That will be determined at a later time.

17.	Can the different cultures of JMM and PW Eagle blend effectively, or will one culture dominate?

In combining these two leading companies, we want to blend the best of both cultures in a company driven by the goal of continuing to be the best and most efficient partner for our customers.

Both companies are strongly committed to and have a deep understanding of the industry. They also both have a culture that always puts the customer first.

18.	To what extent is this combination designed to help both companies cope with increasing commodity and energy costs, and their impact on profitability?

Clearly, there will be purchasing efficiencies and cost management advantages for the company, but that is not the rationale for this merger. Our goal is to build the business and continuously improve our service to our customers.

19.	You talk about innovative products and services, but isn’t this really a price-driven commodity business?

Having a beneficial cost position in a business that is dependent on commodity inputs is certainly beneficial. On the other hand, both companies have continually introduced product advances and innovations to the market that offer many advantages to customers. The combined company will continue to do so.

20.	Isn’t JMM owned by Formosa Plastics? Who are the shareholders?

Since the fall of 2005, JMM is a separate, privately-held company.

21.	Is it true that Formosa is the largest resin supplier to both JMM and PW Eagle?

Both companies maintain relationships with various sources of raw materials to insure that we can offer the best service to our customers.

22.	Will the additional debt load associated with this purchase restrict your ability to invest in the future of the business?

The financing of the purchase will not prevent us from continuing to make significant investments in the business, including enhanced customer service capabilities. The combined company will have greater financial strength.

23.	Did Pirate Capital force a sale of the company rather than evaluating and pursuing other strategic alternatives?

The Board of Directors of PW Eagle formed a Strategic Committee to conduct an evaluation of all strategic alternatives, including the sale of the company. As a part of this exploration process, an investment advisor was engaged by the strategic committee to conduct an auction which generated interest from numerous parties. JMM submitted the winning bid, and the Strategic Committee and the Board recommend that shareholders vote in favor of the merger.

24.	How much does Pirate Capital expect to make as a result of the sale?

You should pose that question to Pirate Capital.

25.	What premium over PW Eagle’s current stock price is JMM paying?

The value was determined through an auction which generated interest from numerous parties that resulted in this transaction. JMM submitted the most attractive proposal with the greatest value to PW Eagle shareholders.

26.	What will happen to PW Eagle’s stock that trades on the NASDAQ? As a shareholder of PW Eagle, what should I do?

Upon completion of the merger, the stock will no longer trade on the NASDAQ. You should contact your broker or financial advisor to determine what is best for you. If you have questions, you can contact PW Eagle investor relations department, and they can forward you to their stock transfer agent.

27.	Will JMM have any association with Pirate Capital following the closing of the transaction?

No, Pirate Capital will not have a stake in the company following the closing of the transaction.

General Note to Employees: Employees are the most important asset of both JMM and PW Eagle, and we are going to do what’s in the best interest of employees of the combined company. Our intention is treat people fairly, and to continue to provide appropriate incentives to reward performance.

Employees

1.	What impact will the sale have on my current compensation and benefits package? Are the benefits programs of the two companies compatible?

JMM offers a very competitive benefits package. Decisions about specific coverage and other plans will be made in the weeks and months ahead, and information will be provided as we have it.

2.	Will all employees still be eligible for bonuses and other incentive and variable pay for 2006? For 2007?

PW Eagle will pay the bonuses and incentives due for 2006 in the normal course of business. An incentive plan for the combined company in 2007 and beyond is an important part of the plan for the combined company, and will be determined as soon as possible.

*General note to customers: While I understand that you have many questions, this agreement is not completed and is subject to regulatory review. As a result, we are not in a position at this time to discuss our plans going forward. In the meantime, JMM and PW Eagle will operate as separate companies and continue to stay focused on serving customers.

We believe this merger will only enhance the quality products and service you have come to expect from us.

Customers

1.	Will the business be operating as normal or are you changing everything?

It will be business as usual as each company focuses on providing quality products and superior service to its customers. There will be communication updates as soon as plans for combining the two companies are finalized.

2.	Will my salesperson change?

There are no plans to change sales relationships at this time. We suggest that you maintain contact with all of your sales contacts at JMM and PW Eagle. We will notify you of any future changes.

3.	As a larger combined company, do you intend to jettison any of the smaller customers?

One of the benefits of this transaction is that it diversifies the customer base of the combined company. As a growth oriented company, we want to build our customer relationships and make them even stronger. We intend to continue to service all existing customers.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of PW Eagle, Inc. and other materials will be filed with the SEC. PW Eagle shareholders are urged to read the proxy statement and these other materials carefully when they become available because they will contain important information about PW Eagle and the proposed transaction. Shareholders will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about PW Eagle, Inc. at http://www.sec.gov, the SEC’s free internet site, and from PW Eagle’s Investor Relations Manager at (541) 343-0200 or on the company’s website at www.pweagleinc.com.

Participants in the Solicitation

PW Eagle, Inc. and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from PW Eagle’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of PW Eagle is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on May 10, 2006. More detailed information regarding the identity of potential participants in the solicitation, and their direct or indirect interests, by securities, holdings or otherwise, which interests may be different from those of PW Eagle shareholders generally, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.